Exhibit 99.1

The Brink’s Company 1801 Bayberry Court P.O. Box 18100 Richmond, VA 23226-8100 USA Tel. 804.289.9600 Fax 804.289.9770
FOR IMMEDIATE RELEASE

Contact:
Investor Relations
804.289.9709

BRINK’S SELLS COAL ASSETS TO MASSEY ENERGY

RICHMOND, Va., November 14, 2008 – The Brink’s Company (NYSE: BCO) (Brink’s), a global leader in security-related services, today announced the sale of certain coal assets to Massey Energy Company (NYSE: MEE) for $9.4 million in cash and the buyer’s assumption of approximately $5 million in related leasehold and reclamation liabilities.  Massey also has agreed to purchase other lower-valued coal assets and related rights from Brink’s pending satisfaction of certain conditions.

Other
The company has $43.7 million available to purchase shares of its common stock under a standing $100 million repurchase authorization.  The current authorization does not have an expiration date.

About The Brink’s Company
The Brink's Company (NYSE: BCO) is a global leader in security-related services that operates Brink's, Incorporated, the world's premier provider of secure transportation and cash management services.  For more information, please visit the Brink's website at www.brinkscompany.com or call toll-free 877-275-7488.